EXHIBIT 4.6


                                                                D&O Right No:___

                    FORM OF D&O RIGHT TO ACQUIRE D&O WARRANTS
                                       OF
                     NORTH AMERICAN INSURANCE LEADERS, INC.
                     --------------------------------------
             (Incorporated under the Laws of the State of Delaware)



                  THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below and in the Share Purchase & Sale, D&O Rights and Company Call Right Agreement (as defined below), _________________, the holder of this Certificate, is the registered holder of ____ rights (each, a "D&O Right" and collectively, the "D&O Rights"), each of which entitles the Holder to acquire up to three (3) warrants (each, a "D&O Warrant" and collectively, the "D&O Warrants") to purchase (1) non-assessable share, par value $0.0001 per share, of the Common Stock of NORTH AMERICAN INSURANCE LEADERS, INC. (the "Corporation") at $6.00 per share.

                  Subject to the terms of the Share Purchase & Sale, D&O Rights and Company Call Right Agreement (the "Share Purchase & Sale, D&O Rights and Company Call Right Agent") dated as of March ____, 2006, among the Corporation and its stockholders, officers and directors, each D&O Right will be automatically converted into a number of D&O Warrants on July ___, 2006, (the "Conversion Date") the 120th day following the effective date of the Corporation's initial public offering. The number of D&O Warrants into which a D&O Right will be converted will be determined by the conversion ratio (the "Conversion Ratio"). The Conversion Ratio will be calculated by dividing $1.00 by the Conversion Price (defined below). The conversion price (the "Conversion Price") is equal to the weighted average of all sales prices of the Corporation's warrants as reported on the American Stock Exchange or elsewhere during the 20 trading days prior to the Conversion Date. In no event will a D&O Right be converted into more than three D&O Warrants.

                  On the Conversion Date, the Company shall deliver a written instruction, pursuant to the terms of the Warrant Agreement dated as of March __, 2006, between the Company and Mellon Investor Service LLC, as Warrant Agent (the "Warrant Agent"), for the Warrant Agent to issue and register the number of D&O Warrants determined in accordance with the terms hereof in the name of the holder of this Certificate, upon delivery of this Certificate to the Warrant Agent.

                  D&O Right Certificates, when surrendered at the office or agency of the Corporation by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner, but without payment of any service charge, for another D&O Right Certificate or D&O Right Certificates of like tenor and evidencing in the aggregate a like number of D&O Rights.

                  The Corporation may deem and treat the registered holder as the absolute owner of this D&O Right Certificate (notwithstanding any notation of ownership or other writing


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hereon made by anyone), for the purpose of any conversion hereof, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

                  This D&O Right does not entitle the registered holder to any of the rights of a stockholder of the Corporation.

                  THE D&O RIGHTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND SALE PURSUANT TO A LETTER AGREEMENT DATED MARCH ___, 2006 (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES), WHICH RESTRICTS THE TRANSFER OR SALE THEREOF UNTIL THE LATER OF MARCH ___, 2007 OR THE DATE OF A BUSINESS COMBINATION (AS DEFINED IN SUCH AGREEMENT).

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of March, 2006.


                                     (SEAL)

Countersigned and Registered:                     ------------------------------
Transfer Agent and Registrar                      Scott A. Levine
                                                  Chairman of the Board

By:
     ------------------------------               ------------------------------
      Authorized Signatory                        William R. de Jonge
                                                  President